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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated January 24, 2001 relating to the consolidated financial statements and financial statement schedules, which appear in Phelps Dodge Corporation's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/:  PricewaterhouseCoopers LLP

Phoenix, Arizona
August 15, 2001